Exhibit 10.9

房屋租赁合同

Lease Agreement

出租方(以下简称甲方) :李英

承租方(以下简称乙方) :杭州野之缘农业开发有限公司

Lessor (hereinafter referred to as Party A): Li Ying

The lessee (hereinafter referred to as Party B): Hangzhou Yezhiyuan Agricultural Development Co. Ltd.

乙方因经营需要向甲方租用房屋，为明确双方权利义务，经协商一致，订立本合同。

Party B needs rent the house from Party A due to businees requirements. In order to clarify the rights and obligation and after negotiation, both parties agreed to sign the contract.

乙方租用甲方的房屋位于建德市新安江街道新安江广场东侧明珠商务大厦1幢902室的其中80平米，作经营、办公之用。

The property leased by Party B is located at 902, No. 1 Building, Xin'An River Street, Jiande City, 80 square meters and will be used for business and office purposes.

一、	房屋租用期限为5年，自2014年01月01日至2019年12月31月止。

The rental period is 5 years, starting from January 1, 2014 to December 31,2019

二、	房屋租金及支付方式:年租金为人民币18000元，每半年支付一次，先付后用。

The annual rent is 18,000 yuan, payable in advance every half year.

三、	租赁期满，甲方有权收回出租房屋，乙方应如期交还。

Party A shall have the right to take back the leased property tt the expiration of the lease term.

在租赁期内，甲方应保证出租房屋的使用安全。民房屋及所属设施的维修责任除双方在本合同及补充条款中约定外，均由甲方负责(乙方使用不当外)

During the lease term, Party A shall ensure the safe use of rental property. Party A will be responsible for the facilities maintenance (Party B is responsible for improper use except)

四、	甲方提出进行维修须提前15日书面通知乙方，乙方应积极协助配合。

Party A shall give a 15-day written notice in advance to Party B for any maintenance. Party B shall cooperate actively.

五、	租赁期间，甲方有权依照法定程序转让该出租的房屋，转让后，本合同对新的房 屋所有人和乙方继续有效。

During the lease period, Party A shall have the right to subrent the house, the contract shall continue to be valid for the new house owner and Party B.

八、 甲方有以下行为之一的，乙方有权解除合同:

Party B has the right to terminate the agreement if Party A has the following acts,

1、 不能提供房屋或所提供房屋不符合约定条件，严重影响居住。

The property provided does not conform to the agreed terms, seriously affects the business needs.

2、 甲方未尽房屋修缮义务，严重影响居住的。

Party A does not fulfill its housing repair obligations, which seriously affected the business needs.

九、乙方有以下行为之一的，甲方有权解除合同，收回出租房屋

Party A has the right to terminate the agreement and take back the leased property if Party B has one of the following acts :

1、 未经甲方书面同意，转租、转借承租房屋。

Sublese the property without Party A’s written consent.

2、未经甲方书面同意，拆改变动房屋结构。

Change structures of the property without written consent of Party A,

十、 本合同未尽事宜，经甲、乙双方协商一致，可订立补充条款。补充条款及附件均为本合同组成部分，与本合同具有同等法律效力。

A supplementary provisions can be entered into based on consents of both Party A and Party B. The supplementary provision and the appendices are part of this contract with equal validity.

十一、本合同一式二份，由甲、乙双方各执一份。

This agreement has two copies and each of the two parties holds one copy.

甲方：李英	乙方：杭州野之缘农业开发有限公司

电话.	电话

签约日期: 2014年01月01日	签约日期: 2014年01月01日

Party A: Li Ying	Party B: Hangzhou Yezhiyuan Agricultural Development Co. Ltd.

Telephone:	Telephone :

Signing date: January 1, 2014	Signing date: January 1, 2014